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[LETTERHEAD]

                                DORSEY & WHITNEY LLP

                               PILSBURY CENTER SOUTH
                               220 SOUTH SIXTH STREET
                         MINNEAPOLIS, MINNESOTA 55402-1498
                             TELEPHONE: (612) 340-2600
                                FAX: (612) 340-2868


Fortis Worldwide Portfolios, Inc.
500 Bielenberg Drive
Woodbury, Minnesota  55125

Ladies and Gentlemen:

          We have acted as counsel to Fortis Worldwide Portfolios, Inc., a Minnesota corporation (the "Fortis Worldwide"), in connection with a Registration Statement on Form N-1A (File No. 33-39906) (the "Registration Statement") relating to the sale by Fortis Worldwide of an indefinite number of Class A, Class B, Class C and Class H shares of the Fortis Worldwide's Series B common stock, all with a par value of $.01 per share (collectively, the "Shares").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than Fortis Worldwide, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of Fortis Worldwide and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefore as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

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                                DORSEY & WHITNEY LLP

Fortis Worldwide Portfolios, Inc.
February 26, 1998
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Custodian and Counsel" in the Prospectus constituting part of the Registration Statement.


Dated:         February 26, 1998

                                                  Very truly yours,

                                                  /s/ DORSEY & WHITNEY LLP

MJR